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Exhibit 99.1      Press Release Dated November 12, 2003.


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FOR IMMEDIATE RELEASE                                November 12, 2003

Contact:    Amy L. Timmerman, Investor Relations - 781-221-6396
            John A. Simas, EVP and CFO - 781-221-6307
            FAX: (781) 221-7594

BOSTONFED BANCORP, INC. ANNOUNCES PARTICIPATION AT THE SANDLER O'NEILL & PARTNERS FINANCIAL SERVICES CONFERENCE.

Burlington, MA- BostonFed Bancorp, Inc. (AMEX- BFD) (the "Company"), the parent of Boston Federal Savings Bank, a federally-chartered stock savings bank, and Broadway National Bank, a national chartered commercial bank, announced that David F. Holland, President and CEO, will be speaking at approximately 3:05 p.m. on November 13, 2003 at the Sandler O'Neill & Partners Financial Services Conference in Palm Beach Gardens, Florida. The conference will be webcast at www.sandleroneill.com. The conference will also be available via audio conference at 800-239-8730. Callers will need to reference "Sandler O'Neill Conference" and request Session 1 at approximately 3:05 p.m.

This report may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.